UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2023

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 NORTH BELT LINE ROAD
IRVING, TEXAS	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 586-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

New Revolving Facility

On December 26, 2023, Salem Media Group, Inc. (the “Company”) and its subsidiaries entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Siena Lending Group LLC, as lender (the “New Revolving Lender”), pursuant to which the Company obtained $26,000,000 of senior secured revolving credit commitments (the “New Revolving Facility”).

The commitments under the New Revolving Facility are scheduled to terminate on December 26, 2026. Loans under the New Revolving Facility bear interest at a rate equal to 1-month term SOFR plus 4.50%, subject to a SOFR floor of 4.30%. Unused commitments under the New Revolving Facility are subject to a fee equal to 0.35% per annum. Early termination of the commitments under the New Revolving Facility within the first 30 months after the closing date is subject to an early termination premium.

Extensions of credit under the New Revolving Facility are subject to a borrowing base calculated from the Company’s and its subsidiaries’ eligible accounts receivable and certain mortgaged real estate. The available commitments under the New Revolving Facility are subject to an initial availability block of $3,000,000, which may be reduced to $2,000,000 or $0 depending on achievement of certain EBITDA targets.

Obligations under the New Revolving Facility are secured by a first-priority lien on the Company’s and its subsidiaries’ accounts receivable, inventory, deposit and securities accounts, certain real estate and related assets, and a second-priority lien on substantially all other assets of the Company and its subsidiaries, in accordance with the Intercreditor Agreement referred to below.

The Loan and Security Agreement includes customary affirmative and negative covenants (including reporting requirements), representations and warranties and events of default.

Intercreditor Agreement Amendment

On December 26, 2023, in connection with the New Revolving Facility, the New Revolving Lender and U.S. Bank National Association, as collateral agent with respect to the Company’s 7.125% Senior Secured Notes due 2028, entered into a First Amendment to Intercreditor Agreement (the “Intercreditor Agreement Amendment”), acknowledged by the Company and its subsidiaries, which amends the Intercreditor Agreement, dated as of May 19, 2017, originally entered into by the Prior Revolving Agent and U.S. Bank National Association, as notes collateral agent (as amended, supplemented or otherwise modified, including pursuant to the Intercreditor Agreement Amendment, the “Intercreditor Agreement”).

Copies of the Loan and Security Agreement and the Intercreditor Agreement Amendment are filed with this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein. The foregoing descriptions of the Loan and Security Agreement and the Intercreditor Agreement Amendment are qualified in their entirety by reference to the full text of the Loan and Security Agreement and the Intercreditor Agreement Amendment, respectively.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 26, 2023, the Company terminated its existing credit facility (the “Prior Revolving Facility”) with Wells Fargo Bank, National Association, as administrative agent (the “Prior Revolving Agent”), using the proceeds from borrowings under the Loan and Security Agreement to repay all amounts outstanding under the Prior Revolving Facility.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As described above in Item 1.01, on December 26, 2023, the Company entered into the Loan and Security Agreement. The information included in Item 1.01 of this current report on Form 8-K under the heading “New Revolving Facility” is incorporated herein by reference into this Item 2.03.

ITEM 8.01    OTHER EVENTS

On December 27, 2023, the Company issued a press release announcing entry into the New Revolving Facility by the Company and its subsidiaries. A copy of the press release is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of December 26, 2023, among the Company and its subsidiaries, as borrowers, and Siena Lending Group LLC, as lender

10.2	First Amendment to Intercreditor Agreement, dated as of December 26, 2023, between Siena Lending Group LLC, as revolving lender, and U.S. Bank National Association, as notes collateral agent, and acknowledged by the Company and its subsidiaries

99.1	Press release, dated December 27, 2023, of Salem Media Group, Inc. entitled “Salem Media Group Announces New Revolving Credit Facility with Siena Lending Group”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: December 27, 2023	/s/ Christopher J. Henderson
Christopher J. Henderson
Executive Vice President, General Counsel and Secretary